UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2026

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Colorado Avenue, Suite 100E
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Asset Purchase Transaction

As previously disclosed, on March 16, 2026, Super League Enterprise, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Esports Now, LLC (“Misfits”), pursuant to which Misfits agreed to sell certain assets strictly constituting the Misfits Ads Business (the “Purchased Assets”) to the Company, and the Company agreed to assume certain liabilities related to the Purchased Assets (the “Transaction”).

On March 20, 2026, the Company filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement, followed by the filing of the definitive proxy statement with the SEC on April 2, 2026 (the “Proxy Statement”). The Proxy Statement solicited the approval of the issuance of an aggregate of 1,161,813 shares of common stock to be issued as consideration in connection with Transaction (the “Issuance Proposal”) by the affirmative vote of a majority of the voting power of the Company’s shares, present in person or by proxy and entitled to vote on the matter, at a special meeting of the Company’s stockholders, scheduled for April 30, 2026 (the “Special Meeting”).

On April 30, 2026, at the Special Meeting, stockholders approved the proposal. On May 1, 2026 (the “Closing Date”), the Company and Misfits consummated the transaction (the “Closing”).

For more information about the Purchase Agreement, see the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2026. For more information about the Special Meeting and the Proposal, see the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2026.

Transaction Consideration

At Closing, the Company paid the following consideration for the Purchased Assets: (i) a cash payment in the amount of $1.5 million (the “Closing Cash Consideration”), (ii) 26,768 shares of common stock (the “Closing Shares”), (iii) a pre-funded common stock purchase warrant to purchase 509,682 shares of common stock (the “Pre-Funded Warrant”, and the shares issuable upon exercise of the Pre-Funded Warrant, the “PFW Shares”), and (iv) a common stock purchase warrant to purchase 536,450 shares of common stock, with an exercise price of $18.00 (the “Warrant”, and the shares issuable upon exercise of the Warrant, the “Warrant Shares”)(the Closing Shares, the PFW Shares, and the Warrant Shares are collectively, the “Closing Share Consideration”). Pursuant to the terms and subject to the conditions of the of the Purchase Agreement, on the one-year anniversary of the Closing, the Company will pay a cash payment in the amount of $300,000 (the “Delayed Cash Payment”).

In addition, pursuant to the terms and subject to the conditions of the Purchase Agreement, on the one-year anniversary of the Closing, the Company may pay up to an aggregate of (i) $1.2 million in cash (the “Earnout Cash”), and (ii) 105,571 shares of common stock, or, upon the election of Misfits, pre-funded warrants to purchase 105,571 shares of common stock (the “Earnout Shares”, and collectively with the Earnout Cash, the “Earnout Consideration”). The Earnout Consideration will be payable to Misfits in connection with: (x) the achievement of certain gross profit milestones for the period beginning on the Closing until the date that is one (1) year from the date of the Closing; and (xi) the Company’s market capitalization as of the one and two year anniversary of the date of Closing.

The Warrants are exercisable immediately upon issuance, expire two years from the date of issuance, and have an initial exercise price of $18.00 (the “Initial Exercise Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations, and similar events. The Warrants also contain a call feature, whereby, after the Company has registered the Warrant Shares on an effective registration statement filed with the SEC, the Company has the option, but not the obligation, and in the Company’s sole and absolute discretion, to purchase the Warrant from the Holder at a price of $0.001 per share of Common Stock underlying the Warrant (the “Call Option”), in the event the closing price of the Company’s Common Stock, as listed on the Nasdaq Capital Market, is at or above $18.00 per share for 20 consecutive trading days (the “Call Trigger”). The Company’s right to exercise the Call Option will begin on the day immediately following the Call Trigger until the day that is thirty (30) calendar days thereafter, by way of delivery of a notice to exercise the Call Option to the holders of the Warrants.

The exercise price of the Pre-Funded Warrant per underlying share of common stock is $0.001. Pursuant to the Pre-Funded Warrant, a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to the Company. In addition, in certain circumstances, upon a fundamental transaction, a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to the fundamental transaction.

The foregoing description of the Warrant is subject to and qualified in its entirety by reference to the full text of the form of Warrant, a copy of which is included as Exhibit 4.1 hereto, and the terms of which are incorporated by reference. The foregoing description of the Pre-Funded Warrant is subject to and qualified in its entirety by reference to the full text of the form of Pre-Funded Warrant, a copy of which is included as Exhibit 4.2 hereto, and the terms of which are incorporated by reference.

The Purchase Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type. The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Misfits. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in the confidential disclosure schedules (the “Disclosure Schedules”) provided by Misfits and the Company in connection with the execution and Closing of the Purchase Agreement. These Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purposes of allocating risk between the Company and Misfits, rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on as characterization of the actual state of facts regarding the Company or Misfits.

Brand Partnership Agreement

In connection with the Closing of the Transaction and the entrance into the Purchase Agreement, the Company and Misfits entered into an exclusive brand partnership agreement dated May 1, 2026 (the “Brand Partnership Agreement”), pursuant to which Misfits agreed to grant certain preferred rights (the “Preferred Rights”) to the Company for purposes of selling brand partnerships where a third-party brand may be advertised (via sponsorships, marketing, brand endorsements, product placements, brand integrations and other similar associations) (collectively, “Partnerships”) within certain games in the Misfits Roblox game portfolio (the “Misfits Games”). The initial term of the Brand Partnership Agreement is one (1) year, subject to extension by mutual agreement.

The Brand Partnership Agreement may be terminated upon written notice. The Brand Partnership Agreement includes customary representations of the parties and confidentiality provisions.

The foregoing description of the Brand Partnership Agreement is subject to and qualified in its entirety by reference to the full text of the Brand Partnership Agreement, a copy of which is included as Exhibit 10.1 hereto, and the terms of which are incorporated by reference.

Director Designee

Pursuant to the terms and conditions of the Purchase Agreement, at Closing, Misfits was granted the right to appoint a designee of its choosing (“Board Designee”) to the Board of Directors of the Company; provided, however, the Board Designee must be qualified to serve on a public company’s board of directors and meet the requirements of an “independent director” pursuant to the rules and regulations of Nasdaq. See Item 5.02 of this Current Report on Form 8-K for information about the Board Designee.

Registration Rights Agreement

In connection with the Closing of the Transaction and the entrance into the Purchase Agreement, the Company and Misfits have entered into a registration rights agreement, dated May 1, 2026 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the SEC on or prior to the 90th calendar day following the Closing Date for purposes of registering the Closing Shares, the Warrant Shares, and the PFW Shares (the “Registration Statement”), to use commercially reasonable efforts to have such Registration Statement declared effective within the time period set forth in the Registration Rights Agreement, and to keep the Registration Statement effective until the date that all registrable securities covered by the Registration Statement (i) have been sold thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The foregoing description of the Registration Rights Agreement is subject to and qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is included as Exhibit 10.2 hereto, and the terms of which are incorporated by reference.

The Closing of the Acquisition and the incorporation of the Purchased Assets involves certain risks and uncertainties, including, among other things, risks related to our ability to successfully integrate the Purchased Assets into our operations; our ability to implement plans, forecasts and other expectations with respect to the Purchased Assets; our ability to realize the anticipated benefits of the Transaction, including the possibility that the expected benefits from the Transaction will not be realized or will not be realized within the expected time period; the achievement of the revenue milestones and payment of the Earnout Consideration; the outcome of any legal or governmental proceedings related to the Transaction or otherwise; the negative effects of the announcement of the Transaction on the market price of our Common Stock or on our operating results; significant transaction costs; unknown liabilities; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively; and expansion of our operations and increased adoption of our platform internationally.

Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the period ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026, and our subsequently filed quarterly reports on Form 10-Q and other filings that we make from time to time with the SEC which are available on the SEC’s website at www.sec.gov.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On May 2, 2026, Mark Jung submitted his resignation as a member of the Board of Directors and the audit committee of the Company (the “Board”), effective on May 6, 2026. The resignation of Mr. Jung was not due to any disagreements with respect to the Company’s operations, policies or practices.

Appointment of Robert Kalutkiewicz

Effective May 6, 2026, the Board of the Company appointed Robert Kalutkiewicz as a member of the Board, effective immediately, as a Class III director to serve as a director until the Company’s next annual meeting of stockholders, and until such time as his successor is duly elected and qualified, or until his earlier death, resignation, or removal. Pursuant to the Purchase Agreement, Mr. Kalutkiewicz is the Board Designee of Misfits.

Robert Kalutkiewicz, age 45, is Senior Vice President of Corporate Development, Strategy and Strategic Investments at The E.W. Scripps Company (NASD: SSP) with more than 20 years of experience in media, investment banking and private equity. Mr. Kalutkiewicz previously served as Vice President at Tribune Publishing Company from 2017 to 2018, as Vice President at Wasserman Media Group in 2016, as Director at Sony Pictures Entertainment from 2014 to 2016, as an Associate for RBC in 2014, as Manager at The Walt Disney Company from 2013 to 2014, as an Associate at J.P. Morgan from 2011 to 2013, as an Associate at Shamrock Capital from 2007 to 2009, as an Analyst at Lehman Brothers in 2005 to 2007, as an Analyst for S&P Transaction Advisory Services in 2004 and as an Analyst at J.P. Morgan from 2002 to 2004. Mr. Kalutkiewicz currently serves on the boards for REDI Cincinnati and Cintrifuse, and is a Board Observer for Misfits Gaming. Mr. Kalutkiewicz earned a bachelor's degree in finance from Boston College and holds an MBA from the University of Southern California Marshall School of Business with an emphasis on media entertainment.

Mr. Kalutkiewicz will receive compensation for his service as a non-employee director pursuant to the Company’s director compensation program, consisting of an annual cash retainer of $25,000, prorated for his appointment date, payable quarterly, and equity awards issuable in the form of restricted stock units (“RSUs”) in the annual aggregate amount of $60,000, prorated for his appointment date. The grant of RSUs will have a grant date value equal to a prorated portion of annual RSU award amount, which RSUs will become fully vested on the earlier of (i) the one-year anniversary of the initial grant date or (ii) the next annual meeting of the Company’s stockholders. Mr. Kalutkiewicz will also enter into the Company’s standard indemnification agreement.

There are no arrangements or understandings between the Company and Mr. Kalutkiewicz and any other person pursuant to which he was appointed as a director. Mr. Kalutkiewicz is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K other than as described Item 1.01 of this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 30, 2026, the Company held the Special Meeting. The matters voted upon at the Special Meeting and the results of the voting are set forth below:

Proposal No. 1 – To authorize, for purposes of complying with the shareholder approval requirements of Nasdaq Listing Rule 5635(a), the issuance of up to 1,161,813 shares of our common stock pursuant to the terms of an Asset Purchase Agreement dated as of March 16, 2026 (the “Agreement”) by and between the Company and Esports Now, LLC

	For	Against	Abstain
Votes	655,234	11,308	998

The vote required to approve Proposal No. 1 was the affirmative vote of a majority of the votes present, in person or by proxy, and entitled to vote on the matter at the Special Meeting. Accordingly, the Company’s stockholders approved this Proposal No. 1.

Proposal No. 2 – Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting

	For	Against	Abstain
Votes	651,492	15,024	1,024

The vote required to approve Proposal No. 2 was the affirmative vote of a majority of the votes present, in person or by proxy, and entitled to vote on the matter at the Special Meeting. Accordingly, the Company’s stockholders approved this Proposal No. 2.

Item 7.01 Regulation FD Disclosure.

On May 6, 2026, the Company issued a press release announcing the Closing and the acquisition of the Misfits Ads Division, the appointment of Mr. Kalutkiewicz to the Board, the resignation of Mr. Jung from the Board and audit committee, and an inducement grant issued pursuant to Nasdaq Listing Rules 5635(c)(4) to a key former employee of Misfits as an inducement to employment with the Company. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in Section 7.01 of this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall Exhibit 99.1 filed herewith be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements. Forward-looking statements generally relate to future events or the Company's future financial or operating performance. For example, statements about the expected timing of the completion of the Transaction, the benefits of the Transaction, the competitive environment, and the expected future performance (including future revenue, pro format enterprise value, and cash balance) and market opportunities of Misfits are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company, Misfits or others following the announcement of the Transaction; (3) the ability to meet stock exchange listing standards at or following the consummation of the Transaction; (4) the risk that the Transaction disrupts current plans and operations of the Company as a result of the announcement and consummation of the Transaction; (5) the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the Company to grow and manage the Purchase Assets profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the Transaction; (7) changes in applicable laws or regulations; (8) the possibility that the Purchased Assets may be adversely affected by other economic, business, and/or competitive factors; (9) the limited operating history of the Company; (10) the Company business may not successfully expand into other markets; and (11) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 31, 2026, and set forth in the Company's definitive proxy statement filed by the Company with the SEC in connection with the Special Meeting of Stockholders of the Company.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, the Company undertakes no duty to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

As permitted by Item 9.01(a)(3) of Form 8-K, the financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

As permitted by Item 9.01(a)(3) of Form 8-K, the pro forma financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description
2.1*
Asset Purchase Agreement by and between the Company and Esports Now, LLC, dated March 16, 2026 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on March 20, 2026).

4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on March 20, 2026)
4.2	Form of Pre-Funded Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on March 20, 2026)
10.1	Brand Partnership Agreement by and between the Company Esports Now, LLC, dated May 1, 2026
10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 20, 2026)
99.1	Press Release, issued on May 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits, disclosure schedules and other schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Super League agrees to furnish supplementally a copy of such exhibits, disclosure schedules and other schedules, or any section thereof, to the SEC upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: May 6, 2026	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer